UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INDEPENDENT BANK CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 3, 2006
Dear Fellow Shareholder:
      I am pleased to invite you to our 2006 Annual Shareholders Meeting, which will be held at 10:00 a.m. on Thursday, April 13, 2006 at the Radisson Hotel in Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting.
      Once the formal annual meeting is over, I will give a brief presentation on our operations. I look forward to personally greeting those of you who will be able to attend. If you plan on coming to the meeting in person, please register in advance by returning the enclosed RSVP card to our Clerk Linda M. Campion as soon as you can.
      Whether or not you plan to attend, you can insure that your shares are represented at the meeting by promptly voting and submitting your proxy. Voting procedures are described in the proxy statement and on the proxy form. Your vote is important, so I urge you to cast it promptly.
      Thank you for interest in and continued support of Independent Bank Corp.

Cordially,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

DRIVING DIRECTIONS
From Boston and Points North:

➢	Take Route 93 South to Route 3 South
➢	Take Exit 14 (Rockland, Nantasket) off Route 3
➢	At the end of the exit ramp bear right onto Hingham Street (Route 228)
➢	The Radisson Hotel is located approximately 0.4 miles on the left behind Bellas Restaurant.
From Cape Cod:

➢	Take Route 3 North to Exit 14 (Rockland, Nantasket)
➢	At the end of the exit ramp turn left onto Hingham Street (Route 228)
➢	The Radisson Hotel is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDERS MEETING
The Annual Shareholders Meeting of Independent Bank Corp. will be held at the
RADISSON HOTEL ROCKLAND
929 Hingham Street
Rockland, Massachusetts 02370
on April 13, 2006 at 10:00 a.m.

At the annual meeting Independent Bank Corp. will ask you to:

(1)	Reelect Richard S. Anderson, Kevin J. Jones, Donna A. Lopolito, Richard H. Sgarzi, and Thomas J. Teuten to serve as Class I Directors;

(2)	Ratify the selection of KPMG LLP as the independent registered public accounting firm of Independent Bank Corp. for 2006;

(3)	Approve the 2006 Independent Bank Corp. Non-Employee Director Stock Plan and authorize the issuance of up to 50,000 shares of common stock to non-employee Directors over the course of five years under that plan; and, to

(4)	Transact any other business which may properly come before the annual meeting.
You may vote at the annual meeting if you were a shareholder of record at the close of business on February 17, 2006.

By Order of the Independent Bank Corp. Board of Directors

Linda M. Campion
Clerk
Rockland, Massachusetts
March 3, 2006

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN! Whether or not you plan to attend the annual meeting, please promptly vote your shares. Voting procedures are described in the proxy statement and on the proxy form.

INDEPENDENT BANK CORP. PROXY STATEMENT

2006 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES
What is the purpose of the annual meeting?
      At the annual meeting shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.
Who can vote?
      Shareholders of record at the close of business on February 17, 2006 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On February 17, 2006 there were 15,339,897 shares of our common stock eligible to vote.
How do I vote?
      If you are a registered shareholder (that is, if you hold shares that are directly registered in your own name) you have four voting options:

•	Over the internet, which we encourage if you have internet access, at the internet address shown on your proxy form;

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or,

•	By attending the annual meeting and voting your shares in person.
      If your shares are held in the name of a bank, broker, or other nominee, which is referred to as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.
Can I change my vote?
      You may revoke your proxy and change your vote at any time before voting begins at the meeting on a proposal.
      Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our clerk at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our clerk at least one business day prior to the meeting, or (iii) by appearing at the meeting in person and giving our clerk proper written notice of his or her intention to vote in person.

      If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.
Who is asking for my vote?
      The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed this proxy statement with the United States Securities and Exchange Commission (the “SEC”) on March 3, 2006 and the Board anticipates that it will be mailed to you on or about March 10, 2006.
What are your voting recommendations?
      The Board recommends that you vote as follows:

(1) “FOR ALL NOMINEES” with respect to the reelection of Richard S. Anderson, Kevin J. Jones, Donna A. Lopolito, Richard H. Sgarzi, and Thomas J. Teuten as Class I directors;

(2) “FOR” with respect to ratifying the appointment of KPMG LLP as our independent registered public accounting firm for 2006;

(3) “FOR” the approval of the 2006 Independent Bank Corp. Non-Employee Director Stock Plan (the “2006 Director Stock Plan”); and,

(4) Upon such other matters as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.
Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. The Board will only use proxies received prior to or at the annual meeting and any adjournments thereof.
How many votes are needed?
      The amount of votes required for approval of the matters to be considered is as follows:

•	A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting the maximum number of Class I directors to be elected is five.

•	A majority of votes cast by shareholders present, in person or by proxy, at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2006.

•	A majority of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for approval of the 2006 Director Stock Plan.
Abstentions (a proxy that withholds authority to vote) are counted as negative votes in the tabulation of the votes on proposals presented to shareholders. Broker non-votes are disregarded for purposes of determining whether a proposal has been approved.
      Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
      Two of the matters before the meeting this year — the election of directors and the ratification of the independent registered public accounting firm — are deemed “routine” matters, which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on those proposals if you do not provide timely instructions for voting your shares. Approval of the 2006 Director Stock Plan is not deemed a “routine” matter.

Who can attend the meeting?
      Shareholders of record as of February 17, 2006 may attend the meeting, and may be accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.
How many shareholders need to attend the meeting?
      In order to conduct the meeting, a majority of shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.
MATTERS TO BE VOTED UPON AT ANNUAL MEETING
      Independent Bank Corp. is, for ease of reference, sometimes referred to in this proxy statement simply as the Company. Rockland Trust Company, our wholly-owned banking subsidiary, is for ease of reference sometimes referred to in this proxy statement simply as Rockland Trust.
Election of Directors (Notice Item 1)
      The Company’s articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years. Currently, there are 14 members of the Board, divided into three classes of directors.
      Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.
      The Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement simply as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination of directors by our shareholders, see “Shareholder Director Nominations” below.
      All director candidates are evaluated in accordance with the criteria set forth in the Company’s Governance Principles with respect to director qualifications. The nominating committee has nominated the following directors, who we refer to in this proxy statement as the board nominees, for reelection at the annual meeting:

Board Nominees: Class I Directors (Term Expires in 2006):
      Richard S. Anderson. Age 63. Mr. Anderson is President and Treasurer of Anderson-Cushing Insurance Agency, Inc., an insurance broker in Middleborough, Massachusetts. Mr. Anderson has served as a director of Rockland Trust and the Company since 1992.
      Kevin J. Jones. Age 54. Mr. Jones is Treasurer of Plumbers’ Supply Company, a wholesale plumbing supply company, in Fall River, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000.
      Donna A. Lopolito, Age 47. Ms. Lopolito is the Client Service Chief Financial Officer and Business Development Officer of AccountAbility Outsourcing, Inc., a firm based in Wellesley, Massachusetts. Ms. Lopolito has served as a director of Rockland Trust and the Company since 2005.
      Richard H. Sgarzi. Age 63. Mr. Sgarzi is the President and Treasurer of Black Cat Cranberry Corp., a cranberry grower in Plymouth, Massachusetts. Mr. Sgarzi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1994.

      Thomas J. Teuten. Age 65. Mr. Teuten is Chairman of the Board of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Teuten was named Chairman of the Board of Rockland Trust and the Company in July 2003. Mr. Teuten has served as a director of Rockland Trust since 1975 and as a director of the Company since 1986.
      Under the direction of the Board of Directors, we continue to enhance our long-term value and provide long-term financial returns to shareholders. The nominating committee therefore recommends reelection of all five of the board nominees.
      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. We have no reason to believe that any of the board nominees will be unable to serve. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.
The Nominating Committee Therefore Recommends That You Vote
FOR ALL NOMINEES And Reelect The Board Nominees.

Ratification of KPMG LLP As Independent Registered Public Accounting Firm (Notice Item 2)
      The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2006. While we are not required to have shareholders ratify the selection of KPMG LLP as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice.
      The following table shows the fees paid or accrued by us for audit, audit related, and tax services provided by KPMG LLP during the fiscal years ended December 31, 2005 and December 31, 2004:

	2005	2004

Audit Fees:
Audit	$255,000	$220,500
Sarbanes-Oxley Internal Controls Audit	$175,000	$175,000
SEC Filings	$5,000	$67,300
Audit Related:
Benefit Plan Audit	$14,500	$13,000
Tax Fees:
Compliance	$85,825	$76,375
Planning	$15,000	—
Consulting	$43,768	—

Totals:	$594,093	$552,175

      The audit committee has also received the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence, and has satisfied itself as to the independence of KPMG LLP.
      The Board recommends that shareholders vote in favor of ratifying KPMG LLP as our independent registered public accounting firm for 2006. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of KPMG LLP at the appropriate time. We anticipate, however, that there would be no change in our independent registered public accounting firm made for 2006 if shareholders do not ratify the selection of KPMG LLP because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of KPMG LLP the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.
      A KPMG LLP representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.
The Board Therefore Recommends That You Vote FOR Ratifying
The Selection of KPMG LLP As The Independent Registered Public Accounting Firm
of The Company For 2006.

Approval of 2006 Director Stock Plan (Notice Item 3)
      On April 26, 2005, the 1996 Non-Employee Directors’ Stock Option Plan (the “1996 Director Stock Plan”) expired. The Board believes that it is in the best interests of the Company and its shareholders to continue the policies of the 1996 Director Stock Plan by adopting the 2006 Director Stock Plan. The Board has voted unanimously to submit the 2006 Director Stock Plan for shareholder approval. We are asking for shareholder approval so that we will be able to grant stock options and restricted stock awards to the directors of the Company and of Rockland Trust who are not also employees of the Company or of Rockland Trust (the “Non-Employee Directors”) under the 2006 Director Stock Plan.
      The summary of the 2006 Director Stock Plan that follows does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Director Stock Plan, a copy of which is attached hereto as Exhibit A and is incorporated by reference into this proposal:

Purpose
      The purpose of the 2006 Director Stock Plan is to promote the long-term success of the Company and its subsidiaries by creating a long-term mutuality of interests between the Non-Employee Directors and the Company’s shareholders through the granting of stock options and/or restricted stock awards, to provide an additional inducement for the Non-Employee Directors to remain with the Company and/or Rockland Trust, and to provide a means through which the Company and Rockland Trust may attract qualified persons to serve as Non-Employee Directors.

Administration of the 2006 Plan
      The 2006 Director Stock Plan will be administered by the Board, which may delegate its powers under the 2006 Director Stock Plan to a committee. The committee, if so appointed, would consist of two or more directors who are “outside directors” and “non-employee” directors. The Non-Employee Directors to whom stock options and restricted stock awards are granted, the timing of grants, the number of shares subject to any stock option and restricted stock award, the exercise price of any stock option, the periods during which any stock option may be exercised and restricted stock awards shall vest, and the term of any stock option shall be as provided in the 2006 Director Stock Plan and the Board shall have no discretion as to such matters.

Shares Subject to the Plan
      The 2006 Director Stock Plan authorizes the issuance of either stock options or restricted stock awards for up to 50,000 shares of common stock. As of February 28, 2006, the closing sale price of our common stock was $30.30 per share. Shares issuable under the 2006 Director Stock Plan as restricted stock awards or stock options may be authorized and unissued or shares previously issued that we have reacquired. Any shares subject to grants under the 2006 Director Stock Plan which expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants.

Eligibility
      Stock options and restricted stock awards may be granted under the 2006 Director Stock Plan to the Non-Employee Directors of the Company and of Rockland Trust. Persons who are Non-Employee Directors of both the Company and of Rockland Trust shall be entitled to awards under the 2006 Director Stock Plan as if they were Non-Employee Directors of the Company only. There are currently thirteen (13) Non-Employee Directors.

Terms and Conditions of Awards
      Types of Awards. Non-statutory stock options and restricted stock awards will be granted to Non-Employee Directors in the amounts and at the times specified in the 2006 Director Stock Plan. Following the 2006 Annual Shareholders Meeting, Director Donna A. Lopolito and Director Eileen C. Miskell shall each automatically and without further action be granted a non-statutory option to purchase five thousand (5,000) shares of common stock. Each person who becomes a Non-Employee Director at any time following the 2006 Annual Shareholders Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a Non-Statutory Option to purchase five thousand (5,000) shares of common stock. Following the 2006 Annual Shareholders Meeting, all Non-Employee Directors shall automatically and without further action be granted a restricted stock award for four hundred (400) shares of common stock and thereafter, following each annual shareholders meeting after 2006, each Non-Employee Director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall automatically and without further action be granted a restricted stock award for four hundred (400) shares of common stock.
      Exercise Price. The option price for shares issued upon exercise of stock options will be 100% of the fair market value of the shares on the date the option is granted.
      Form of Consideration Upon Exercise of Options. The option price for each stock option will be payable in cash (including by check, bank draft or money order) or by other shares of our common stock.
      Term. Stock options will vest over three calendar years, or earlier if the Non-Employee Director ceases to be a director for any reason other than for cause, and will expire no more than ten years from the date of grant. Restricted stock awards will vest at the end of a five year period, or earlier if the Non-Employee Director ceases to be a director for any reason other than for cause.
      Right of Repurchase. Restricted stock awards are subject to the Company’s right to repurchase the shares that have not vested upon the removal of a Non-Employee Director from the Board for cause.
      Other Provisions. The stock option agreement or restricted stock agreement for each grant of stock options or restricted stock award may contain other terms, provisions, and conditions not inconsistent with the 2006 Director Stock Plan, as may be determined by the Board.

Adjustments
      The number of shares available under the 2006 Director Stock Plan, the number of shares to be granted for each stock option or restricted stock award, and the number of shares subject to outstanding stock options or restricted stock awards will be adjusted to reflect any stock split, stock dividend or other event generally affecting the number of shares of common stock. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, the vesting of outstanding stock options and restricted stock awards will automatically accelerate and the stock options and restricted stock awards will become fully exercisable.

Limitations on Transferability
      Non-statutory stock options and restricted stock awards granted under the 2006 Director Stock Plan may be transferred only pursuant to a qualified domestic relations order, by will or the laws of intestacy, or to any member of the grantee’s family.

Amendment and Termination
      The Board may not materially alter the 2006 Director Stock Plan without shareholder approval, including any alterations to increase the benefits accrued to participants under the 2006 Director Stock Plan, to increase the amount of common stock which may be issued under the 2006 Director Stock Plan, to modify the requirements for participation under the 2006 Director Stock Plan, or to include provisions in the 2006 Director Stock Plan to allow the Board to lapse or waive restrictions contained in the 2006 Director Stock Plan at its discretion. The Board may otherwise modify, amend, or terminate the 2006 Director Stock Plan in any respect, except that if at any time the approval of the shareholders of the Company is required the Board may not effect the modification, amendment, or termination without shareholder approval. No amendment, alteration, suspension, or termination of the 2006 Director Stock Plan shall impair the rights of any participant, unless mutually agreed in writing.

Federal Income Tax Consequences
      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations, and policies affecting the Company and recipients of awards under the 2006 Director Stock Plan. Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation, or policy. Any change in applicable law or regulation or the policies of various taxing authorities may have a significant effect on this summary.
      A participant who receives non-statutory stock options will not recognize taxable income for federal income tax purposes at the time a non-statutory stock option is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon the exercise of the non-statutory stock options. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of a non-statutory stock option in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.
      A participant who receives restricted stock awards under the 2006 Director Stock Plan will not recognize taxable income for federal income tax purposes when the restricted stock award is granted. Once the award is vested and the shares are distributed, the participant will generally be required to include in ordinary income for the taxable year in which the vesting date occurs an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction for compensation expense in a like amount.
      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards under the 2006 Director Stock Plan. State and local tax consequences may also be significant.

Current Grants
      If the 2006 Director Stock Plan is approved, Director Donna A. Lopolito and Director Eileen C. Miskell shall each automatically and without further action be granted a non-statutory stock option to purchase five thousand (5,000) shares of common stock, exercisable at 100% of the fair market value on the date the options are granted, and all thirteen (13) Non-Employee Directors shall automatically and without further action be granted a restricted stock award for four hundred (400) shares of common stock.

      The following table shows the benefits that the Non-Employee Directors would receive in 2006 if the 2006 Director Stock Plan is approved by the shareholders:

New Benefits Plan
2006 Non-Employee Director Stock Plan

	Dollar Value	Number of	Dollar Value	Number of
	Stock	Stock	Restricted	Restricted
Name and Position	Options($)	Options(1)	Shares($)(2)	Shares(3)

Non-Employee Directors (13 persons)(4)	N/A	10,000	$157,560	5,200

(1)	In 2006, each of Donna A. Lopolito and Eileen C. Miskell will be granted 5,000 stock options. Each person who becomes a Non-Employee Director at any time following the 2006 Annual Shareholders Meeting will be granted 5,000 stock options on the first anniversary of his or her election.

(2)	Based on the closing sale price of our common stock of $30.30 per share as of February 28, 2006.

(3)	In 2006, each of the thirteen (13) current Non-Employee Directors will be granted a restricted stock award for four hundred (400) shares of common stock. Following each annual shareholders meeting after 2006, each Non-Employee Director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting will be granted a restricted stock award for four hundred (400) shares of common stock.

(4)	Assumes no change in the number of Non-Employee Directors and that each current Non-Employee Director remains in office.
The Board Therefore Recommends That You Vote FOR
Approval of The 2006 Director Stock Plan.
Other Matters (Notice Item 4)
      The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.
BOARD OF DIRECTORS INFORMATION
Current Board Members
      In addition to the board nominees set forth above, the Board of the Company is comprised of the individuals listed below.

Class II Directors (Term Expires in 2007) (Directors Continuing In Office)
      W. Paul Clark. Age 70. Mr. Clark is the President and General Manager of Paul Clark, Inc., a Ford and Volkswagen dealership in Brockton, Massachusetts. Mr. Clark has served as a director of Rockland Trust since 1970 and as a director of the Company since 1986.
      Benjamin A. Gilmore, II. Age 58. Mr. Gilmore is President of Gilmore Cranberry Co., Inc., a cranberry grower in South Carver, Massachusetts, and is also an engineering consultant. Mr. Gilmore has served as a director of Rockland Trust and the Company since 1992.

      Eileen C. Miskell. Age 48. Ms. Miskell is the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005.
      Christopher Oddleifson. Age 47. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation (now Wachovia Corporation) in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of Rockland Trust and the Company since 2003.
      John H. Spurr, Jr. Age 59. Mr. Spurr is President of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000.

Class III Directors (Term Expires in 2008) (Directors Continuing In Office)
      Alfred L. Donovan. Age 71. Mr. Donovan is an independent consultant specializing in marketing and business strategy, based in Boston, Massachusetts. Mr. Donovan has served as a director of Rockland Trust since 1967 and as a director of the Company since 2000.
      E. Winthrop Hall. Age 70. Mr. Hall is a Development Engineer for ACAT, Inc., a manufacturer of high performance textiles, in Essex, Massachusetts. Mr. Hall has served as a director of Rockland Trust since 1980 and as a director of the Company since 2000.
      Robert D. Sullivan. Age 63. Mr. Sullivan is President of Sullivan Tire Co, Inc., a retail and commercial tire and automotive repair service with locations throughout Massachusetts, Maine, New Hampshire, and Rhode Island. Mr. Sullivan has served as a director of Rockland Trust since 1979 and as a director of the Company since 2000.
      Brian S. Tedeschi. Age 55. Mr. Tedeschi is Chairman of the Board of Directors of Tedeschi Realty Corporation, a real estate development company in Rockland, Massachusetts. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991.
Corporate Governance Information
      The Board has adopted a written statement of Governance Principles, an Audit Committee Charter, and written charters for all Board committees. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://rocklandtrust.com)(1). Our common stock ownership guidelines for directors are set forth in our governance principles. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://rocklandtrust.com).
      NASDAQ Stock Market (“NASDAQ”) rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. All of our directors other than Mr. Oddleifson, who is the President and CEO of the Company and Rockland Trust, are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Thirteen of our fourteen directors, therefore, are currently “independent” directors.

      (1) We have included references to the Rockland Trust website address at different points in this Proxy Statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this Proxy Statement.

      None of our fourteen directors are members of board of directors of any other publicly-traded company. Our formal position on the time which directors must be willing to devote to their duties is set forth in our governance principles.
Director Attendance At Annual Shareholder Meeting and Meetings of the Board and its Committees
      It is our policy that, to the extent possible, all directors attend the annual meeting. All of our current directors attended last year’s annual meeting.
      During 2005, the Boards of the Company and Rockland Trust had 13 concurrent meetings. All directors attended at least 75% of the meetings of our Board during 2005.
      During 2005 the Company Board had standing executive, audit, compensation, and nominating committees. During 2005 the Rockland Trust Board had standing executive, audit, compensation, nominating, and trust committees. The following table provides 2005 membership by current directors and meeting information for each of the standing committees of our Board:

Name	Executive	Audit	Compensation	Nominating

Mr. Clark	X*	X	X*	X
Mr. Sgarzi	X		X	X
Mr. Teuten	X		X	X
Mr. Oddleifson	X
Mr. Anderson	X (rotating basis)		X (rotating basis)	X*
Mr. Donovan	X (rotating basis)	X	X (rotating basis)	X
Mr. Gilmore	X (rotating basis)		X (rotating basis)
Mr. Hall	X (rotating basis)	X	X (rotating basis)
Mr. Jones	X (rotating basis)		X (rotating basis)	X
Ms. Lopolito	X (rotating basis)	X	X (rotating basis)
Ms. Miskell	X (rotating basis)	X	X (rotating basis)
Mr. Spurr	X (rotating basis)	X*	X (rotating basis)
Mr. Sullivan	X (rotating basis)	X**	X (rotating basis)
Mr. Tedeschi	X (rotating basis)		X (rotating basis)
Total Meetings Held In 2005	24 meetings	4 meetings	18 meetings	1 meeting

*	indicates Committee Chairman

**	indicates Committee Vice Chairman
      All directors attended at least 75% of the 2005 committee meetings of the Board of which they were members.
Compensation Committee Interlocks and Insider Participation
      No executive officer of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee of any other entity which determined whether to award compensation to any director or executive officer.
Director Cash Compensation
      Non-Employee Directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one its committees, whether a director served as a permanent or rotating committee member, and upon the number of Board and committee meetings a director attended.
      The Company has established a Deferred Compensation Program that permits Non-Employee Directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company’s common stock. Distributions, in the form of the Company’s common stock, are made to directors who choose to participate in the Deferred Compensation Program in the year following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Spurr — 50% deferred; Director Anderson — 100% deferred; and, Director Jones — 100% deferred.
      Non-Employee Directors of the Company and Rockland Trust either received or deferred cash compensation for retainers and meeting fees during 2005 as follows:

		Meeting Fees

	Annual	Audit	Executive
Director/Role	Retainer	Committee	Committee	Board

Thomas J. Teuten	$15,000	—	$1,000	$1,600
Chairman of Board and permanent Executive Committee Member
W. Paul Clark	$15,000	$1,250	$1,600	$650
Chairman of Executive Committee and Audit Committee Member
John H. Spurr, Jr.	$12,500	$1,600	$1,000	$650
Chairman of Audit Committee and Rotating Executive Committee Member
Robert D. Sullivan	$12,500	$1,600	$1,000	$650
Vice-Chairman of Audit Committee and Rotating Executive Committee Member
Richard S. Anderson	$10,000	—	$1,000	$650
Chairman of Nominating Committee and Rotating Executive Committee Member
Richard H. Sgarzi	$12,500	—	$1,000	$650
Permanent Executive Committee Member
Alfred L. Donovan	$10,000	$1,250	$1,000	$650
Rotating Executive Committee Member and Audit Committee Member
Benjamin A. Gilmore, II	$10,000	—	$1,000	$650
Rotating Executive Committee Member
E. Winthrop Hall	$10,000	$1,250	$1,000	$650
Rotating Executive Committee Member and Audit Committee Member
Kevin J. Jones	$10,000	—	$1,000	$650
Rotating Executive Committee Member
Donna A. Lopolito	$10,000	$1,250	$1,000	$650
Rotating Executive Committee Member and Audit Committee Member
Eileen C. Miskell	$10,000	$1,250	$1,000	$650
Rotating Executive Committee Member and Audit Committee Member
Brian S. Tedeschi	$10,000	—	$1,000	$650
Rotating Executive Committee Member

      No additional fees were paid to any member of the compensation committee or nominating committee for attendance at committee meetings because they were held concurrently with meetings of the executive committee and/or Board.
      No fees were paid to any director who was an employee of the Company or Rockland Trust for attendance at any Board or Board committee meetings.
Director Equity Compensation
      Under the 1996 Director Stock Plan, each person who was a Non-Employee Director of the Company or of Rockland Trust on April 16, 1996 automatically received a non-qualified stock option to purchase 5,000 shares of our common stock at the then fair market value. Each person who thereafter became a Non-Employee Director of the Company or of Rockland Trust received, on the first anniversary of his or her election, a non-qualified stock option to purchase 5,000 shares of our common stock at its then fair market value. Thereafter, each such Non-Employee Director received a non-qualified stock option to purchase 1,000 shares of our common stock upon the later of (a) the expiration of one year following his or her election to the Board, or (b) the third business day following the day of the annual meeting of shareholders, at the then current fair market value.
      In April 2005 all Non-Employee Directors of the Company and Rockland Trust — except for Directors Lopolito and Miskell who joined the Board that month — received a non-qualified stock option to purchase 1,000 shares of our common stock at a price of $27.16 per share pursuant to the 1996 Director Stock Plan. The stock options granted in April 2005 were the final options to be granted pursuant to the 1996 Director Stock Plan, which has now expired.
Report of the Audit Committee(2)
      Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has three members that each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The three members who each qualify as an “audit committee financial expert” are John H. Spurr, Jr., Chairman of the audit committee, Donna A. Lopolito, and Eileen C. Miskell.
      The audit committee operates under a written charter adopted and approved by the Board. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://rocklandtrust.com). The audit committee charter pre-approves the independent registered public accounting firm providing other audit or audit-related services in addition to the annual audit engagement up to a maximum fee of $10,000. The audit committee charter also delegates the ability to pre-approve the performance of any services by the independent registered public accounting firm to the audit committee chairman in the interim between formal meetings of the audit committee.
      The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee’s primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee.

      (2) This report shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

      The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management’s establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.
      The audit committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management and KPMG LLP, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates; and,

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
      Based on the review and discussions noted above, the audit committee has voted to include our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Submitted by:
John H. Spurr, Jr., Chairman
Robert D. Sullivan, Vice-Chairman
W. Paul Clark
Alfred L. Donovan
E. Winthrop Hall
Donna A. Lopolito
Eileen C. Miskell
Audit Committee
Independent Bank Corp.
Related Party Transactions
      Since January 1, 2005, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $60,000 and which any director, executive officer, or holder of more than 5% of our stock had or will have a direct or indirect material interest other than:

•	standard compensation arrangements described below under “Summary Compensation Table and Stock Option Grants” and “Employment Agreements”; and,

•	the transactions described below.
      In August 1989 A.W. Perry, Inc., a real estate developer (“A.W. Perry”), and Rockland Trust entered into a joint venture to develop a three story office building containing approximately 22,000 square feet on a parcel of land in Hanover, Massachusetts (the “Hanover Building”). A.W. Perry and Rockland Trust each had a fifty percent (50%) interest in that joint venture. In 1990, when construction was complete, Rockland Trust entered into a long term lease for a substantial portion of the Hanover Building. Pursuant to that lease, as amended, Rockland Trust currently occupies, as a tenant, approximately 15,000 square feet in the Hanover Building. During 2005 Rockland Trust paid approximately $333,371 in rent to the landlord for the Hanover Building, an entity in which — due to the joint venture — A.W. Perry and Rockland Trust each have a fifty percent (50%) interest. Directors Thomas J. Teuten and John H. Spurr, Jr. are, respectively, Chairman of the Board and President of A.W. Perry. The total rent that Rockland Trust paid during the past year to the landlord for the Hanover Building does not exceed five percent (5%) of A.W. Perry’s 2005 consolidated gross revenues.
      During 2005 Rockland Trust paid approximately $110,732 in rent for its Plymouth Route 44 bank branch to a landlord known as the MFS Realty Trust, a Massachusetts nominee realty trust. Director Robert D. Sullivan is one of the four Trustees of the MFS Realty Trust. Director Sullivan does not currently have a direct beneficial interest in the MFS Realty Trust.
      During 2005 Rockland Trust paid approximately $60,274 in rent for its Norwell bank branch to the Route 53 Realty Trust, a Massachusetts nominee realty trust. Director Robert D. Sullivan is one of the Trustees of, and a one-third beneficiary of, the Route 53 Realty Trust.
      During 2005 Rockland Trust paid an approximate total of $71,591 to Tedeschi Realty Corporation, comprised of separate payments of: $57,500 in rent for its North Plymouth bank branch; and, $14,091 paid by Rockland Trust, in its capacity as the condominium unit owner of its Hanover bank branch, for common area maintenance charges. Director Brian S. Tedeschi is the Chairman of the Board of Directors of Tedeschi Realty Corporation.
      In the opinion of management of the Company, the terms of the foregoing transactions were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.
      Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2005 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2005, including loans of $60,000 or more, and it is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. At December 31, 2005, such loans amounted to approximately $20.9 million (9.17% of total shareholders’ equity). None of these loans to directors, executive officers, or their associates are nonperforming.

EXECUTIVE OFFICER INFORMATION
Current Executive Officers
      The Executive Officers of the Company and Rockland Trust currently are:

Name	Position	Age

Christopher Oddleifson	President and CEO of the Company and Rockland Trust	47
Raymond G. Fuerschbach	Senior Vice President and Director of Human Resources of Rockland Trust	55
Edward F. Jankowski	Chief Technology and Operations Officer of Rockland Trust	55
Ferdinand T. Kelley	Executive Vice President of Rockland Trust	61
Jane L. Lundquist	Executive Vice President, Director of Retail Banking and Corporate Marketing of Rockland Trust	52
Anthony A. Paciulli	Managing Director, Residential Mortgage of Rockland Trust	56
Edward H. Seksay	General Counsel of the Company and Rockland Trust	48
Denis K. Sheahan	Chief Financial Officer and Treasurer of the Company and Rockland Trust	40
      During 2005 Amy A. Geogan also served as an executive officer of Rockland Trust as the Managing Director, Consumer and Business Banking of Rockland Trust until December 8, 2005, when she left Rockland Trust as part of a restructuring.
      Christopher Oddleifson. Information concerning the business experience of Mr. Oddleifson, who is also a director of the Company and Rockland Trust, has been provided previously in the section entitled “Board of Directors.”
      Raymond G. Fuerschbach. Mr. Fuerschbach has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.
      Edward F. Jankowski. Mr. Jankowski has served as Chief Technology and Operations Officer of Rockland Trust since November 2004. From October 2003 to November 2004, Mr. Jankowski was Chief Risk Officer of the Company and of Rockland Trust. From November 2000 to October 2003, Mr. Jankowski was Chief Internal Auditor of the Company and Rockland Trust. Prior thereto, Mr. Jankowski served as Senior Vice President of North Shore Bank, Peabody, Massachusetts from 1995 to 2000. From 1985 to 1994, Mr. Jankowski was Senior Vice President of Multibank Service Corp., a subsidiary of Multibank Financial Corp., Dedham, Massachusetts.
      Ferdinand T. Kelley. Mr. Kelley has served as Executive Vice President, Commercial Lending Division of Rockland Trust since February 1993 and as Executive Vice President, Investment Management Group of Rockland Trust since September 1999. Prior thereto, Mr. Kelley served as Senior Vice President and Credit Administrator of Multibank Financial Corp., Dedham, Massachusetts, from August 1992 to January 1993. From February 1990 to July 1991, Mr. Kelley was the Regional President of the Worcester Region (Central Massachusetts) of Bank of New England, N.A., and continued in that position with Fleet Bank of Massachusetts, N.A., from July 1991 to August 1992 following Fleet Bank’s acquisition of Bank of New England.

      Jane L. Lundquist. Ms. Lundquist has served as the Executive Vice President, Director of Retail Banking and Corporate Marketing of Rockland Trust since July 2004. Ms. Lundquist started working at Rockland Trust, on an interim basis, in April 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.
      Anthony A. Paciulli. Mr. Paciulli has served as the Managing Director, Residential Mortgage of Rockland Trust since July 2004. From July 2003 to July 2004 Mr. Paciulli was the Senior Vice President for Residential Mortgage of Rockland Trust. From April 2002 to July 2003 Mr. Paciulli served as the Senior Vice President of Credit Policy and Administration for Abington Savings Bank in Abington, Massachusetts. Prior thereto, Mr. Paciulli was the Executive Vice President for all Lending and Retail branch functions for Massachusetts Cooperative Bank in Boston, Massachusetts.
      Edward H. Seksay. Mr. Seksay has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.
      Denis K. Sheahan. Mr. Sheahan has served as Chief Financial Officer and Treasurer of the Company and Rockland Trust since May 2000. From July 1996 to May 2000, Mr. Sheahan was Senior Vice President and Controller of the Company and Rockland Trust. Prior thereto, Mr. Sheahan served as Vice President of Finance of BayBanks, Inc., Boston, Massachusetts.
      The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than with respect to the employment agreements with Mr. Oddleifson, Mr. Fuerschbach, Mr. Jankowski, Mr. Kelley, Ms. Lundquist, Mr. Seksay, and Mr. Sheahan described below, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.
Report of Compensation Committee on Executive Compensation(3)
Executive Compensation — Administration and History
      The executive compensation program of the Company and Rockland Trust has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation opportunities, and benefits. Base salary, cash incentives, benefits, and long-term equity-based opportunities are administered by the compensation committee in accordance with its Charter.
      The compensation committee, subject to the provisions of our 1987 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, and the 2005 Employee Stock Plan, (the 1987, 1997, and the 2005 Plans are referred to in this proxy statement as “the Plans”) has plenary authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options and/or restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options and/or restricted stock awards should be granted. The compensation committee also has plenary authority to interpret the Plans and to prescribe, amend, and rescind rules and regulations relating to the Plans. The 1987 Plan expired in 1997, and no additional stock options may be granted under it.

      (3) This Report shall not be deemed to be incorporated by reference into any of our previous filing with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

      All members of the compensation committee are independent directors in accordance with NASDAQ rules. There are currently six directors who serve on the compensation committee. The Board has appointed Director Clark, as Chairman, and directors Sgarzi and Teuten as permanent members of the compensation committee. In order to maximize director participation, the Board has appointed all of its other independent directors as rotating members of the compensation committee. The directors appointed as rotating members comprise the other three members and serve on the compensation committee in a rotating capacity for a three month term, with the terms of the rotating director members staggered so that a new director rotates on and off the compensation committee at the beginning of each month. The current membership of the compensation committee is comprised of the directors identified below.
      The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. The compensation committee evaluates executive compensation against these performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, stock option awards, restricted stock awards, and other benefits.
      In 1994, the Company reviewed the objectives of Rockland Trust’s qualified and non-qualified retirement plans in light of the Congressional Omnibus Budget Reconciliation Act of 1993 and its effects on qualified retirement plan benefits. Based upon that review, the Company established that the objective of its nonqualified retirement program would be to replace from all Rockland Trust-funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation for a full 25-year career, with proportionate reduction for less than a 25-year career.
      In 1997, the Company engaged performance compensation consultants Sibson and Company to review Rockland Trust’s performance based cash compensation program for executive officers and other officers of Rockland Trust. Sibson’s review encompassed total compensation, peer compensation levels, and the linkage between cash incentive compensation, plan results, and bank performance. Sibson found that Rockland Trust’s compensation program was competitive and has supported performance improvement. From 1997 until 2004 Sibson’s recommendations were incorporated in the cash incentive compensation programs for executive officers and other officers of Rockland Trust.
      In 1998, the Company amended the objective of its non-qualified retirement program to include cash incentive compensation in the calculation of retirement income objectives. This was done in response to current peer practices in this area of long-term compensation and was consistent with the results of a survey of executive retirement practices published by Hay Management Consultants.
      In 1999, to help accomplish the amended non-qualified retirement program objective, the Company created an additional supplemental executive retirement plan, which was later implemented through a funded Rabbi Trust (the “Rockland SERP”).
      In 2003, the Company engaged Hay to review base salary ranges for its executive officers. Hay conducts market analyses of cash compensation and uses its proprietary job evaluation process to recommend salary ranges that reflect competitive factors and maintain internal equity. Salary ranges were adjusted based upon Hay’s recommendations. In 2004 and 2005 Hay made recommendations for adjustments to the Company’s salary ranges.
      In 2004, the Company engaged Blue Peak, an executive compensation consulting practice, specialists in bank compensation, to conduct a comprehensive review of Rockland Trust’s annual cash incentive compensation program, the Company’s long-term, equity-based compensation opportunities, and a review of total compensation. Blue Peak found that executive compensation practices were in line with competitive practices and assisted the compensation committee in amending its Cash Incentive Plan to increase linkage between individual performance and shareholder results. The compensation committee relied upon Blue Peak’s recommendations when it adopted 2005 cash incentive compensation programs for executive officers of the Company and for other Rockland Trust officers.

      After reviewing the Company’s historic approach to long-term, equity-based compensation opportunities, peer practices, and considering other pertinent factors, such as Financial Accounting Standards Board (“FASB”) Statement No 123R regarding the expensing of stock options, Blue Peak:

•	determined that the level of stock option awards to executive officers was somewhat below competitive; and,

•	recommended that the Company increase the award of stock options to executive officers to competitive levels and enhance the Company’s long-term, equity-based opportunities to include the potential for granting restricted stock awards to executive officers of the Company and/or Rockland Trust and to other Rockland Trust officers.
Blue Peak also submitted recommendations for additions to the listing of peer banks that the Company uses for performance comparison purposes.
      In addition, Rockland Trust also uses SNL Securities Executive Compensation Review for Commercial Banks for comparative purposes. This review provides a summary of the compensation of the top five executive officers of all publicly traded U.S. commercial banks as reported in their Proxy Statements.
Base Salary and Cash Bonuses for Current Executive Officers
      In February 2005 the Board approved 2005 cash incentive programs for executive officers of the Company and/or Rockland Trust (the “Executive Cash Incentive Plan”) and for other officers of Rockland Trust (the “Officer Cash Incentive Plan”). The performance goals and targets established in the Executive Cash Incentive Plan and Officer Cash Incentive Plan were both based upon achievement of budgeted 2005 earnings per share for the Company and upon a comparison of the Company’s return on average assets, return on average equity, and asset quality to peer institutions. The Board reserved the discretion in the Executive Cash Incentive Plan and Officer Cash Incentive Plan to adjust cash awards based upon the established goals and targets.
      The Company determined the base salary for Mr. Oddleifson, the current CEO, which is disclosed in the Summary Compensation Table set forth below, when he was hired in 2003 based upon reported information on salaries paid to CEOs at peer institutions, the salary paid to his predecessor, and other relevant considerations. The Board evaluates, at least twice a year, Mr. Oddleifson’s performance in light of established corporate achievement goals and objectives. A review of Mr. Oddleifson’s performance for 2005 was conducted at executive sessions of the Board in July 2005 and again in January 2006. The Board completed its 2005 performance evaluation of Mr. Oddleifson in approximately February 2006 and approved a base salary increase for Mr. Oddleifson and an award to him under the 2005 Executive Cash Incentive Plan.
      Year 2005 performance evaluations of Mr. Fuerschbach, Mr. Jankowski, Mr. Kelley, Ms. Lundquist, Mr. Paciulli, Mr. Seksay, and Mr. Sheahan were also completed in February 2006. The Board approved base salary increases for Mr. Fuerschbach, Mr. Jankowski, Mr. Kelley, Ms. Lundquist, Mr. Paciulli, Mr. Seksay, and Mr. Sheahan and awards under the 2005 Executive Cash Incentive Plan.
Stock Options Awarded to Current Executive Officers
      Mr. Oddleifson, Mr. Fuerschbach, Mr. Jankowski, Mr. Kelley, Ms. Lundquist, Mr. Paciulli, Mr. Seksay, and Mr. Sheahan received stock option awards under the 2005 Plan in December 2005. Each option provides the right to purchase a fixed number of shares at fair market value on the date of the grant. The number of shares granted to each executive officer in 2005 reflects the Company’s assessment of the individual’s relative contribution to the Company, long-term compensation practices prevalent in the industry, and the impact of such options on shareholder dilution.
Supplemental Retirement Benefits for Current Executive Officers
      Prior to 2003 the Company authorized, at different times, supplemental retirement programs for Messrs. Fuerschbach, Kelley, Seksay, and Sheahan utilizing split dollar life insurance agreements (the

“Executive Split Dollar Agreements”). In 2003, in response to potential issues with respect to the Executive Split Dollar Agreements due to the Sarbanes-Oxley Act and Internal Revenue Service Notice 2002-8, the Company engaged Segal Consulting (“Segal”) to advise the Company and make recommendations on the best alternative for funding executive officer non-qualified retirement programs. As a result of Segal’s recommendations, which were reviewed by KPMG LLP, Messrs. Fuerschbach, Kelley, Seksay, and Sheahan were given the option of assigning ownership of the life insurance policies subject to the Executive Split Dollar Agreements to Rockland Trust or purchasing them. Messrs. Fuerschbach, Seksay, and Sheahan elected to assign ownership of the life insurance policies subject to the Executive Split Dollar Agreements to Rockland Trust. Mr. Kelley elected to purchase one of his life insurance policies and to assign ownership of the others to Rockland Trust. The Executive Split Dollar Agreements were terminated when those actions were taken.
      During 2003 the Company amended the Rockland SERP, in accordance with the amended non-qualified retirement program objective described above, to provide retirement benefits to Messrs. Fuerschbach, Kelley, Seksay, and Sheahan to compensate them for the retirement benefits they relinquished when the Executive Split Dollar Agreements were terminated. In 2003 the Company also included Mr. Oddleifson and Mr. Jankowski in the Rockland SERP to provide them with retirement benefits in accordance with the amended non-qualified retirement program objective described above. Ms. Lundquist became a participant in the Rockland SERP in July 2005.
Report Regarding Former Executive Officer
      Ms. Geogan, who left Rockland Trust on December 8, 2005 as a result of a restructuring, was granted a salary increase and a performance award by the Company, in April 2005. Those actions were based on the Company’s results and her individual performance, within the framework of the salary ranges established using the Hay process and Rockland Trust’s 2005 cash incentive compensation performance program for executive officers. At the time of Ms. Geogan’s separation in December 2005, Rockland Trust entered into a severance agreement with Ms. Geogan that: required a $4,000 payment to her; required her to be paid her base salary for nine months; and, that defined Ms. Geogan’s eligibility for a cash incentive award under the 2005 Executive Incentive Plan.

Submitted by:
W. Paul Clark, Chairman Richard H. Sgarzi Thomas J. Teuten Joint Compensation Committee Independent Bank Corp.	Alfred L. Donovan Benjamin A. Gilmore, II Kevin J. Jones
Employment Agreements
      In January 2003, the Company and Rockland Trust entered into an employment agreement with Mr. Oddleifson for him to serve as President of the Company and President of Rockland Trust and to serve as CEO of the Company and Rockland Trust beginning February 24, 2003. The agreement provides Mr. Oddleifson with a base annual salary which may be increased at the discretion of the Board, the use of a Rockland Trust owned automobile, a fully vested stock-option grant of 50,000 shares under the 1997 Plan, and provides for participation in the various benefit programs provided by the Company, including group life insurance, sick leave and disability, retirement plans and medical insurance programs. The Company paid to relocate Mr. Oddleifson and his family from Charlotte, North Carolina and for temporary living expenses on a grossed up for taxes basis. The employment agreement provides that in the event of an involuntary termination of Mr. Oddleifson by Rockland Trust or the Company for reasons other than cause, as defined in the agreement, or resignation by Mr. Oddleifson for “good reason,” as defined, Mr. Oddleifson would (i) continue to receive, in a lump sum, his base salary for 18 months, plus a sum equal to the amount of any target incentive payment under the Company’s Executive Incentive Plan and (ii) be entitled to continue to participate in and receive benefits under the Company’s group health and life insurance programs for 18 months or, at his election, to receive a grossed up for taxes bonus payment in an amount equal to the cost to the Company of Mr. Oddleifson’s participation in such plans and benefits for a year period. Also, in the event of a termination without cause or a resignation for good reason, all stock options granted to Mr. Oddleifson would remain exercisable for a period of three months following the date of his termination and Mr. Oddleifson would continue to have the use of the Company-owned automobile. Resignation for “good reason” under the employment agreement, means, among other things, the resignation of Mr. Oddleifson after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson’s core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of Rockland Trust and of the Company; (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust or (iv) a change of control, as defined, occurs. In the event of a change of control, Mr. Oddleifson is entitled to the above compensation and benefits for a three year period, with a tax gross up for any amounts in excess of IRS 280G limitations. Mr. Oddleifson is required to give the Company or Rockland 30 days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iii) above.
      In December 2004 Rockland Trust and, in the case of those individuals who are also officers of the Company, Independent Bank Corp. entered into revised employment agreements with Mr. Fuerschbach, Mr. Jankowski, Mr. Kelley, Ms. Lundquist, Mr. Seksay, and Mr. Sheahan (the “Employment Agreement Group”) that are, in substance, virtually identical.
      These agreements, as revised, are terminable at will by either party. These agreements established base annual salaries which may be increased at the discretion of the Board. The employment agreements also provide for members of the Employment Agreement Group to participate in various benefit programs of Rockland Trust, including group life insurance, sick leave and disability, retirement plans and medical insurance programs and, in some instances, for the use of a Rockland Trust-owned automobile. The employment agreements further provide that if any member of the Employment Agreement Group is terminated involuntarily for any reason other than cause, as defined in the agreements, or if any member of the Employment Agreement Group resigns for “good reason,” as defined in the agreements, he or she would be entitled to continue to (i) receive his/her then current base salary for twelve months (unless such termination or resignation follows a change of control, as defined in the agreements, in which case such member of the Employment Agreement Group shall receive a lump sum payment equal to 36 months salary, plus a lump sum payment equal to three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan) and (ii) participate in and receive benefits under Rockland Trust’s group health and life insurance programs for twelve months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a grossed up for taxes bonus payment equal to the cost to Rockland Trust of such member of the Employment Agreement Group’s participation in such plans and benefits for such period (unless such termination or resignation follows a change of control, in which case such member of the Employment Agreement Group shall have the right to participate in and receive such benefits for 36 months or, at his or her election, to receive a grossed up for taxes bonus payment in an amount equal to the cost to Rockland Trust of such member of the Employment Agreement Group’s participation in such plans and benefits for 36 months). In the event of a change of control, the Company is obligated to credit and fund three (3) years additional service in the Rockland SERP. Also, during the 30 day period that comes one year after a change of control of the Company (as defined in the agreements), members of the Employment Agreement Group have the unqualified right to resign for any reason, or for no reason, and to receive the benefit provided for following the occurrence of a change of control as if such resignation was a resignation for good reason. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. In addition, in the event any of the Employment Agreement Group are terminated involuntarily for any reason other than for cause or if he or she resigns for good reason, all incentive stock options previously granted would immediately become fully exercisable and would remain exercisable for a period of three months following his/her termination. Resignation for “good reason” under the employment agreements, means, among other things, the resignation of the member of the Employment Agreement Group after

(i) Rockland Trust, without the express written consent of such member of the Employment Agreement Group, materially breaches the agreement to the substantial detriment of such member of Employment Agreement Group; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes such member of the Employment Agreement Group’s core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each of the members of the Employment Agreement Group is required to give Rockland Trust 30 days notice and an opportunity to cure in the case of a resignation for good reason.
      In December 2004 Rockland Trust entered into a revised Change of Control Agreement with Mr. Paciulli. Rockland Trust executed the revised Change of Control Agreement to align contractual employment benefits offered to its Executive Officers with arrangements in place for executive officers at peer institutions and to revise the Change of Control Agreement of Mr. Paciulli to increase the base salary multiple in the event of a “Change of Control” from two years to three years.
Summary Compensation Table
      The Summary Compensation Table set forth below contains individual compensation information for 2005 with respect to the CEO and the four other most highly compensated current executive officers of the Company and/or Rockland Trust:

				Long Term
				Compensation
				Awards
				Securities
		Annual Compensation(1)		Underlying
				Stock Option	All Other
Name and Position of Current Executive Officers	Year	Salary	Bonus	(# of Shares)	Compensation(2)

Christopher Oddleifson	2005	$430,769	$175,000	32,000	$87,297
President and CEO	2004	$415,385	$224,000	31,000	$71,358
	2003	$387,693	$312,700	66,650	$162,314
Ferdinand T. Kelley	2005	$248,991	$85,000	12,000	$58,865
Executive Vice President	2004	$258,025	$71,300	12,000	$176,561
	2003	$241,467	$119,480	9,550	$123,487
Jane Lundquist(3)	2005	$220,131	$70,000	10,000	$15,899
Executive Vice President	2004	$192,000	—	32,000	$414
Edward H. Seksay	2005	$203,576	$50,000	7,500	$105,286
General Counsel	2004	$204,390	$36,300	7,500	$27,746
	2003	$193,193	$60,860	7,275	$189,006
Denis K. Sheahan	2005	$235,687	$85,000	18,000	$35,182
Chief Financial Officer and	2004	$211,942	$74,400	12,000	$31,183
Treasurer	2003	$197,151	$110,000	8,300	$26,623

(1)	May not include the dollar value of certain perquisites and personal benefits, the aggregate amount of which is less than the lesser of $50,000 or 10% of the total annual compensation shown. The salary column for 2004 reflects 27 payroll periods, while the salary column for 2005 and 2003 reflects 26 payroll periods.

(2)	“All Other Compensation” includes ordinary income arising from stock option exercises, 401(k) matching contributions, group term life insurance premiums, and supplemental retirement benefits under the Rockland SERP, as follows, and in the case of Mr. Oddleifson in 2003 $109,715 of relocation related expenses.

(3)	Ms. Lundquist commenced employment with the Company in July 2004.

Ordinary Income Arising from Stock Option Exercises
      Includes ordinary income arising from the exercise of stock options:

		Ordinary
		Income from
Current Executive Officers	Year	Exercises

Mr. Oddleifson	2005	—
	2004	—
	2003	—
Mr. Kelley	2005	—
	2004	$117,014
	2003	$73,383
Ms. Lundquist	2005	—
	2004	—
Mr. Seksay	2005	$75,426
	2004	—
	2003	$165,888
Mr. Sheahan	2005	—
	2004	—
	2003	—

401(k) Matching Contributions
      Includes the 401(k) Company matching contributions on behalf of these executive officers:

		401(k)
Current Executive Officers	Year	Match

Mr. Oddleifson	2005	$3,150
	2004	$4,569
	2003	—
Mr. Kelley	2005	$3,150
	2004	$4,047
	2003	$6,000
Ms. Lundquist	2005	$2,054
	2004	—
Mr. Seksay	2005	$3,030
	2004	$3,570
	2003	$5,796
Mr. Sheahan	2005	$3,069
	2004	$3,640
	2003	$5,992

Group Term Life Insurance Premiums
      Includes the premiums paid for Group Term Life Insurance:

Current Executive Officers	Year	Amount

Mr. Oddleifson	2005	$540
	2004	$540
	2003	$360
Mr. Kelley	2005	$2,376
	2004	$2,376
	2003	$1,548
Ms. Lundquist	2005	$828
	2004	$414
Mr. Seksay	2005	$540
	2004	$540
	2003	$540
Mr. Sheahan	2005	$360
	2004	$324
	2003	$324

Supplemental Retirement Benefits Under the Rockland SERP
      The amount stated is based upon the expense recognized by the Company, as determined in accordance with Statement of Financial Accounting Statements No. 87 and 132.

Current Executive Officers	Year	Amount

Mr. Oddleifson	2005	$83,607
	2004	$66,249
	2003	$52,239
Mr. Kelley	2005	$53,339
	2004	$53,124
	2003	$42,556
Ms. Lundquist	2005	$13,017
	2004	—
Mr. Seksay	2005	$26,290
	2004	$23,636
	2003	$16,782
Mr. Sheahan	2005	$31,753
	2004	$27,219
	2003	$20,307

Stock Option Grants
      The following table sets forth individual grants of stock options that were made during the last fiscal year to the CEO and the other four most highly compensated executive officers. This table is intended to allow stockholders to ascertain the number and size of option grants made during the fiscal year, the expiration date of the grants, and the potential realizable value of such options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term (seven years) at assumed annualized rates of 5% and 10%.

					Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of Stock
	Number of	Total Options			Price Appreciation
	Securities	Granted to			for Option Term
	Underlying	Employees	Exercise	Expiration
Current Executive Officers	Option(1)	In 2005	Price	Date(2)	5%	10%

Christopher Oddleifson	32,000	31.37	$28.895	12/14/2012	$376,421	$877,222
Ferdinand T. Kelley	12,000	11.76	$28.895	12/14/2012	$141,158	$328,958
Jane L. Lundquist	10,000	9.80	$28.895	12/14/2012	$117,632	$274,132
Edward H. Seksay	7,500	7.35	$28.895	12/14/2012	$88,224	$205,599
Denis K. Sheahan	18,000	17.65	$28.895	12/14/2012	$211,737	$493,437

(1)	All of such options became exercisable on December 15, 2005, unless the holder thereof is terminated without cause (as defined in the Option Agreement) or resigns for good reason (as defined in the Option Agreement), in which case, all of such options remain exercisable for three months following such termination.

(2)	All of these options may expire earlier than December 14, 2012 under certain circumstances involving termination of employment, disability or retirement of the option holder.
      The following table sets forth, with respect to the CEO and the other four most highly compensated executive officers, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value thereof.

			Number of Unexercised in		Value of Unexercised in
			the Money Options		the Money Options
	Shares		at Fiscal Year End		at Fiscal Year End(1)
	Acquired on	Value
Current Executive Officers	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher Oddleifson	—	—	124,100	5,550	$204,275	—
Ferdinand T. Kelley	7,316	$130,723	58,702	3,183	$241,255	—
Jane L. Lundquist	—	—	38,667	3,333	$2,900	$1,450
Edward H. Seksay	8,925	$82,467	28,575	2,425	$43,843	—
Denis K. Sheahan	2,000	$35,287	72,809	2,766	$380,383	—

(1)	Based upon an average market price for the Company’s Common Stock as of December 31, 2005, the last trading day of 2005, of $28.495.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth information as of December 31, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our 1996 Director Stock Plan, our 1987 Employee Stock Option Plan, our 1997 Employee Stock Option Plan, and our 2005 Employee Stock Plan. Our shareholders previously approved each of these plans and all amendments that were subject to shareholder approval. We have no other equity compensation plans that have not been approved by shareholders.
Equity Compensation Plans

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding
	Options, Warrants	Outstanding Options	Securities Reflected
Equity Compensation Plan Category	and Rights	Warrants and Rights	in Column (a))

	(a)	(b)	(c)
Plans approved by security holders	950,390	$25.67	652,276	(1)
Plans not approved by security holders	—	—	—
Total	950,390	$25.67	652,276

(1)	There are no shares available for future issuance for the 1996 Director Stock Plan, no shares available for future issuance for the 1987 Employee Stock Option Plan, 726 shares available for future issuance for the 1997 Employee Stock Option Plan, and 651,550 shares available for future issuance for the 2005 Employee Stock Plan, which may be issued as incentive stock options, non-qualified stock options or restricted stock awards.

Retirement Plan for Employees of Rockland Trust Company
      The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

	Years of Service

Final Average Compensation	10	15	20	25	30	35

$30,000	$4,100	$6,100	$8,100	$10,100	$10,900	$11,600
$50,000	$6,800	$10,300	$13,700	$17,100	$18,300	$19,600
$100,000	$16,800	$25,300	$33,700	$42,100	$44,600	$47,100
$150,000	$26,800	$40,300	$53,700	$67,100	$70,800	$74,600
$200,000 and higher	$36,800	$55,300	$73,700	$92,100	$97,100	$102,100
      Defined Benefit Pension Plan. In 1994, the Rockland Trust Retirement Plan (the “Defined Benefit Plan”) formula was amended for participants who retired in 1995 and subsequent years of service. The annual normal retirement benefit under the Defined Benefit Plan is equal to (a) two percent (2%) of final average compensation less (b) sixty-five hundredths of a percent (0.65%) of covered compensation as defined for Social Security purposes (“Covered Compensation”) times (c) years of service to 25. For participants who had completed 20 or more years of service at December 31, 1994 an additional benefit of one-half percent (0.5%) times final average compensation times service in excess of 25 years, but not exceeding ten additional years, is provided.
      Examples of approximate annual benefits at normal retirement under the formula are shown above using the 2005 Covered Compensation amount of $48,696 for the offset percentages of the Defined Benefit Plan.

      Benefits for 2005 consider only the first $210,000 of compensation earned by an executive. On December 31, 2005 the CEO and four other most highly compensated current executive officers have earned credit service under the plan as follows:

Current Executive Officers	Credited Service

Christopher Oddleifson	1 year 11 months
Ferdinand T. Kelley	13 years
Jane L. Lundquist	N/A
Edward H. Seksay	4 years 5 months
Denis K. Sheahan	8 years 5 months
      The Defined Benefit Plan benefit formula for service prior to 1994 is equal to (a) one and one-half percent (1.5%) of a participant’s final average compensation times his or her credited service up to 10 years; plus (b) two percent (2%) of his or her final average compensation times his or her credited service in excess of 10 years (provided that not more than 20 years of service shall be considered); plus (c) one-half percent (0.5%) of his or her final average compensation times his or her credited service in excess of 30 years (provided that no more than 5 years of service over 30 years shall be considered), less the smaller of (i) or (ii) described as follows: (i) sixty-five hundredths of a percent (0.65%) times the participant’s years of service up to 35, times the lesser of his or her average annual compensation or his or her Covered Compensation; or (ii) one-half (1/2) the sum of (a), (b) and (c) above, substituting the lesser of average annual compensation or Covered Compensation for final average compensation, if less. Defined Benefit Plan participants are eligible at normal retirement for the benefit derived from the current formula or, if greater, the benefit for service under the prior Defined Benefit Plan formula.
      In January 1997, the Defined Benefit Plan was joined with The Financial Institutions Retirement Fund (“FIRF”). This merger has provided significant expense reductions which began impacting Rockland Trust in 1997 while continuing to provide the benefit structure discussed above. In 2005, the Company made a payment of $2,996,947 to FIRF to fund its Defined Benefit Pension Plan. In 2005 the Defined Benefit Plan was amended to provide an accelerated vesting schedule of 20% per year of service beginning in the second year of employment.

STOCK OWNERSHIP AND OTHER MATTERS
Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers
      The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2006, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the current executive officers, and (iv) all directors and current executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class(1)

Private Capital Management	1,364,833	(2)	8.83%
8889 Pelican Bay Blvd. Naples, Florida 34108
Richard S. Anderson	31,482	(3)	**
W. Paul Clark	9,100	(4)	**
Alfred L. Donovan	43,362	(5)	**
Raymond G. Fuerschbach*	75,575	(6)	**
Benjamin A. Gilmore, II	15,293	(7)	**
E. Winthrop Hall	20,210	(8)	**
Edward F. Jankowski*	40,900	(9)	**
Kevin J. Jones	88,110	(10)	**
Ferdinand T. Kelley*	68,610	(11)	**
Donna A. Lopolito	100		**
Jane L. Lundquist*	39,167	(12)	**
Eileen C. Miskell	13,399	(13)	**
Christopher Oddleifson*	142,400	(14)	**
Anthony A. Paciulli*	23,950	(15)	**
Edward H. Seksay*	34,074	(16)	**
Richard H. Sgarzi	150,946	(17)	**
Denis K. Sheahan*	86,877	(18)	**
John H. Spurr, Jr.	337,347	(19)	2.18%
Robert D. Sullivan	30,696	(20)	**
Brian S. Tedeschi	44,618	(21)	**
Thomas J. Teuten	322,922	(22)	2.09%
Directors and executive officers of the Company as a group (21 Individuals)	1,318,525	(23)	8.53%

*	Executive Officer of the Company and/or Rockland Trust.

(1)	Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) as of January 31, 2006. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of Common Stock which are subject to stock options exercisable within 60 days of January 31, 2006 are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding Common Stock owned by such person. See section entitled “Summary Compensation Table And Stock Option Grants.”

(2)	Shares owned as of December 31, 2005.

(3)	Includes 9,000 shares which Mr. Anderson has a right to acquire immediately through the exercise of stock options granted pursuant to the Company’s 1996 Director Stock Plan.

(4)	Includes 9,000 shares which Mr. Clark has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(5)	Includes 8,000 shares which Mr. Donovan has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan. Includes 2,674 shares held by Ellien L. Donovan Trust of which Mr. Donovan has a beneficial interest.

(6)	Includes 68,000 shares which Mr. Fuerschbach has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the 1987 Plan, 1997 Plan, and 2005 Employee Stock Plan.

(7)	Includes 881 shares owned by Mr. Gilmore and his wife, jointly, and 605 shares owned by his wife, individually. Mr. Gilmore shares voting and investment power with respect to such shares. Includes 8,000 shares which Mr. Gilmore has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(8)	Includes 8,000 shares which Mr. Hall has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(9)	Includes 38,875 shares which Mr. Jankowski has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the 1997 Plan and 2005 Employee Stock Plan (collectively the “Employee Stock Plans”).

(10)	Includes 7,281 shares owned by his wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers’ Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares. Includes 13,000 shares which Mr. Jones has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(11)	Includes 123 shares owned by Mr. Kelley and his wife, jointly, and 11,273 shares held in the name of The Ferdinand T. Kelley Revocable Living Trust (dated December 29, 2004) on which Mr. Kelley is a trustee and his spouse is a beneficiary, and 55,054 shares which Mr. Kelley has a right to acquire within 60 days of January 31, 2006, through the exercise of stock options granted pursuant to the Employee Stock Plans.

(12)	Includes 38,667 shares which Ms. Lundquist has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the Employee Stock Plans.

(13)	Includes 6,593 shares owned jointly by Ms. Miskell and her spouse; 1,941 shares owned by spouse, and 3,235 shares owned by The Wood Lumber Company of which Ms. Miskell is Treasurer. Ms. Miskell shares voting and investment power with respect to such shares.

(14)	Includes 129,650 shares which Mr. Oddleifson has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the Employee Stock Plans.

(15)	Includes 22,950 shares which Mr. Paciulli has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the Employee Stock Plans.

(16)	Includes 31,000 shares which Mr. Seksay has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the Employee Stock Plans.

(17)	Includes 14,000 shares which Mr. Sgarzi has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(18)	Includes 75,575 shares which Mr. Sheahan has a right to acquire within 60 days of January 31, 2006 through the exercise of stock options granted pursuant to the Employee Stock Plans.

(19)	Includes 12,995 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 583 shares owned by Mr. Spurr’s wife, individually, and 300,613 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is President. Includes 4,000 shares which Mr. Spurr has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(20)	Includes 20,044 shares held in various trusts, as to which Mr. Sullivan is a trustee and, as such, has voting and investment power with respect to such shares. Includes 2,583 shares owned by Sullivan Companies Retirement Trust on which Mr. Sullivan is a Trustee. Includes 5,000 shares which Mr. Sullivan has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(21)	Includes 1,200 shares owned by Mr. Tedeschi’s wife, individually, and 9,000 shares which Mr. Tedeschi has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(22)	Includes 5,892 shares owned by Mr. Teuten and his wife, jointly, 7,658 shares owned by Mr. Teuten’s wife, individually, and 300,613 shares owned of record by A.W. Perry Security Corporation, of which Mr. Teuten is Chairman of the Board. Mr. Teuten shares investment and voting power with respect to such shares. Includes 5,000 shares which Mr. Teuten has a right to acquire immediately through the exercise of stock options granted pursuant to the 1996 Director Stock Plan.

(23)	This total has been adjusted to eliminate any double counting of shares beneficially owned by more than one member of the group.
Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports on Forms 3, 4, and 5 to indicate ownership and changes in ownership of Common Stock with the SEC and to furnish the Company with copies of such reports.
      Based solely upon a review of the copies of such forms and amendments thereto, the Company believes that during the year ending December 31, 2005, the Company has complied with all Section 16(a) filing requirements applicable to the Company’s executive officers and directors, except as follows:
      Due to an inadvertent error Form 4 reports relating to a non-discretionary acquisition on February 1, 2005 of 228.647 shares within the Chief Technology and Operations Officer’s 401(k) account and a non-discretionary acquisition on April 22, 2005 of 2,222.6637 shares within the Chief Financial Officer’s 401(k) account were not timely filed. Reports for both transactions, which occurred during the Company’s Insider Trading Window, were filed and disclosed on May 13, 2005.

Comparative Stock Performance Graph
      The stock performance graph below compares the cumulative total shareholder return of the Common Stock from December 31, 2000 to December 31, 2005 with the cumulative total return of the NASDAQ Market Index (U.S. Companies) and the NASDAQ Bank Stock Index. The lines in the table below represent monthly index levels derived from compounded daily returns that include all dividends. If the monthly interval, based on the fiscal year end was not a trading day, the preceding trading day was used. The index level for all series was set to 100.0 on December 31, 2000.

Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Independent Bank Corp.	100.00	176.41	191.11	242.30	294.38	254.16
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57
Source: SNL Financial LC, Charlottesville, VA
Shareholder Communications to Board
      The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the general counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) will provide copies or summaries of such communications to the Board as he considers appropriate.
      Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the general counsel of the Company considers to be important for the Board to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Shareholders who wish to send communications on any topic to the Board should submit them, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations
      In accordance with the Company’s By-Laws and its Charter, the nominating committee considers director nominees submitted by shareholders. The Company’s By-Laws, a complete copy of which are attached as an Exhibit to the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2005, require shareholders to submit director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting. The nomination must set forth the name, age, business address, residence address, occupation, and amount of Common Stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of Common Stock held in the nomination. The shareholder must make certain further representations, as set forth in the Company’s By-Laws. Shareholders should submit any director nominations, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Proposals for Next Annual Meeting
      If you are interested in submitting a proposal for inclusion in the proxy statement for the 2007 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. Any shareholder who wishes to present a proposal for consideration by all of the Company’s shareholders at the 2007 Annual Meeting (which is tentatively scheduled for April 12, 2007) will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company between December 8, 2006 and January 29, 2007. In the event the Company receives notice of a shareholder proposal to take action at next year’s annual meeting of shareholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company’s principal executive offices by January 29, 2007. Please forward any shareholder proposals, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Solicitation of Proxies and Expenses of Solicitation
      The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,000 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Annual Report and Form 10-K
      A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2005, which includes the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2005 (without attached exhibits), is being mailed with this proxy statement to all shareholders of the Company. The Form 10-K is not part of the proxy solicitation material.

By Order of the Board of Directors

Linda M. Campion
Clerk

Exhibit A
INDEPENDENT BANK CORP.
2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
As approved by the Board of Directors on February 16, 2006
and as approved by shareholders on April      , 2006.
1. Purposes.
      This 2006 Non-Employee Director Stock Plan (the “Plan”) has been approved to grant stock options and to make restricted stock awards to directors of Independent Bank Corp. (the “Company”) and of Rockland Trust Company, a wholly-owned subsidiary of the Company (“Rockland Trust”), who are not also employees of the Company or of Rockland Trust (collectively, the “Non-Employee Directors”) in the manner and at the times described below. The purposes of the Plan are as follows: to promote the long-term success of the Company and its subsidiaries by creating a long-term mutuality of interests between the Non-Employee Directors and the Company’s shareholders through the granting of stock options and/or restricted stock awards; to provide an additional inducement for the Non-Employee Directors to remain with the Company and/or Rockland Trust; and to provide a means through which the Company and Rockland Trust may attract qualified persons to serve as Non-Employee Directors.
2. Effect of Plan on Rights of the Company and Shareholders.
      Nothing in this Plan, or in any stock option or restricted stock award granted under this Plan, shall confer any right to any person to continue as a Non-Employee Director of the Company or of Rockland Trust or interfere in any way with the rights of the shareholders or Board of the Company or of Rockland Trust to elect and remove directors.
3. Types of Awards and Administration.

(a) Types of Awards. Stock options and restricted stock awards will be granted to Non-Employee Directors under this Plan in the amounts and at the times specified below. All stock options granted pursuant to this Plan will be non-statutory stock options (“Non-Statutory Options”) that are not intended to qualify under the requirements of Sections 422 or 423 of the Internal Revenue Code of 1986 (the “Code”).
      (b) Administration.

(i) The Non-Employee Directors to whom stock options and restricted stock awards are granted, the timing of grants, the number of shares subject to any stock option and restricted stock award, the exercise price of any stock option, the periods during which any stock option may be exercised and restricted stock awards shall vest, and the term of any stock option shall be as provided in this Plan and the Company’s Board of Directors (the “Board”) shall have no discretion as to such matters.

(ii) The Plan will be administered by the Board, subject to the limits expressly imposed by this Plan on the Board’s discretion. The Board’s construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. The Board shall have authority, subject to the express provisions of this Plan, to construe the stock option agreements (each an “Option Agreement”) and restricted stock agreements (each a “Restricted Stock Agreement”) issued pursuant to this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Option Agreements and Restricted Stock Agreements, and to make all other determinations which are, in the judgment of the Board, necessary or desirable for the administration of this Plan. The Board may correct any defect, supply any omission, or reconcile any inconsistency in this Plan, in any Option Agreement, or in any Restricted Stock Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under this Plan made in good faith.

(iii) The Board may, to the full extent permitted by or consistent with applicable law and the Plan, delegate any or all of its powers under this Plan to a committee (the “Committee”) appointed by the Board, subject to such resolutions as may be adopted by the Board that are consistent with the provisions of this Plan. If the Committee is so appointed, all references to the Board in the Plan shall be deemed to refer to the Committee. The Committee, if appointed, shall consist of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 (as defined below). The Board, however, may abolish the Committee at any time and re-vest in the Board the administration of this Plan.

(c) Applicability of Rule 16b-3. Those provisions of this Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).
4. Eligibility.
      Stock options and restricted stock awards may be granted to the Non-Employee Directors of the Company and of Rockland Trust. Persons who are Non-Employee Directors of both the Company and of Rockland Trust shall be entitled to awards under this Plan as if they were Non-Employee Directors of the Company only. Persons who have been granted a stock option or a restricted stock award may, if he or she is otherwise eligible, be granted additional stock options or restricted stock awards under this Plan. Stock options and restricted stock awards may be granted separately or in any combination to any individual eligible under this Plan.
5. Stock Subject To Plan.
      The aggregate number of shares which may be issued and as to which grants of stock options and/or restricted stock awards may be made under this Plan is fifty thousand (50,000) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to adjustment and substitution as provided below. If any stock option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for purposes of this Plan. The shares which may be issued under this Plan may be authorized but unissued shares, reacquired shares, treasury shares or any combination thereof.
6. Grant of Stock Options and Restricted Stock Awards. Except for the specific stock options and restricted stock awards referred to below, no other stock options or restricted stock awards shall be granted hereunder.

(a) Stock Options. On the later of (i) the third business day following the day of the Company’s 2006 Annual Shareholders Meeting at which this Plan is approved by shareholders or (ii) the effectiveness of a registration statement under the Securities Act of 1933, as amended, (the “Act”) with respect to the shares subject to this Plan, Director Donna A. Lopolito and Director Eileen C. Miskell shall each automatically and without further action be granted a Non-Statutory Option to purchase five thousand (5,000) shares of Common Stock, subject to adjustment and substitution as set forth below, such stock options to vest pursuant to the terms set forth below. In addition, each person who becomes a Non-Employee Director at any time following the 2006 Annual Shareholders Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a Non-Statutory Option to purchase five thousand (5,000) shares of Common Stock, subject to adjustment and substitution as set forth below, such stock options to vest pursuant to the terms set forth below.

(b) Restricted Stock Awards. On the later of (i) the third business day following the day of the Company’s 2006 Annual Shareholders Meeting at which this Plan is approved by shareholders or (ii) the effectiveness of a registration statement under the Act with respect to the shares subject to this Plan, all Non-Employee Directors shall automatically and without further action be granted a restricted stock award for four hundred (400) shares of Common Stock, such restricted stock awards to vest pursuant to the terms set forth below. Thereafter, on the third business day following the day of each annual shareholders meeting after 2006 each Non-Employee Director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall automatically and without further action be granted a restricted stock award for four hundred (400) shares of Common Stock, such restricted stock awards to vest pursuant to the terms set forth below.
7. Terms and Conditions of Stock Options. Stock options granted under this Plan shall be subject to the following terms and conditions:

(a) Option Price. The purchase price at which each stock option may be exercised (the “Option Price”) shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”), the highest and lowest sales prices per share of the Common Stock for such date on the NASDAQ or (ii) if the Common Stock is not listed on NASDAQ, the highest and lowest sales prices per share of Common Stock for that date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed. If the fair market value of the Common Stock cannot be determined on the basis set forth above, the Board shall in good faith determine the fair market value of the Common Stock on the date of grant. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(b) Payment of Option Price. The Option Price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft, or money order); provided, however, that in lieu of cash the person exercising the stock option may pay the Option Price in whole or in part by delivering shares of Common Stock already owned by such person having a fair market value, determined in the manner set forth above for the day immediately preceding the date on which the Option Price is delivered, equal to the Option Price for the shares being purchased; except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Option Price. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Company has received payment, in full, of the Option Price. The date of exercise of a stock option shall be determined under procedures established by the Board, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the Option Price with shares shall not increase the number of shares of the Common Stock which may be issued under this Plan.

(c) Expiration and Vesting. Each stock option shall expire on the date specified in the applicable Option Agreement. Subject to the preceding sentence and subject to the provisions of this Plan that provide for earlier termination of a stock option under certain circumstances, each stock option shall be exercisable for not later than ten years from the date on which the stock option was granted. Stock options granted under this Plan shall not be exercisable until they become vested. Except as set forth below, one-third (1/3) of each stock option shall vest on the date of the grant of such stock option, one-

third (1/3) of each stock option shall vest on January 2 of the first (1st) calendar year following the date of the grant of such stock option and one-third (1/3) of each stock option shall vest on January 2 of the second (2nd) calendar year following the date of the grant of such stock option. Stock options, to the extent exercisable at any time, may be exercised in whole or in part.

(d) Accelerated Vesting in the Event of a Change of Control or Liquidation. Stock options shall immediately and fully vest in the event of a “Change of Control” or a liquidation of the Company. A “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is defined in Section 13(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of the Company or Rockland Trust, or (y) securities of either the Company or Rockland Trust representing a majority of the combined voting power of the then outstanding voting securities of either the Company or Rockland Trust, respectively; or (ii) the Company or Rockland Trust consolidates or merges with any other person or sells all or substantially all of its assets to a person not at such time owning a majority of the outstanding voting stock of the Company; or (iii) individuals who currently constitute the Board cease for any reason to constitute a majority of the Board, unless the election of each new director was nominated or approved by the shareholders of the Company at their regularly scheduled annual meeting or was approved by at least two thirds of the directors of the Board currently in office.

(e) Nontransferability of Options. Except as expressly provided below, stock options shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Non-Employee Director to whom they are granted (the “Grantee”), either voluntarily or by operation of law and, during the life of the Grantee, shall be exercisable only by the Grantee. Stock options, however, may be transferred (i) pursuant to a qualified domestic relations order (as defined in Rule 16b-3), (ii) by will or the laws of intestacy, or (iii) to any member of the Grantee’s Family. The Grantee’s “Family” shall, for purposes of this Plan, mean a Grantee’s spouse, the Grantee’s lineal descendants by birth or adoption, and trusts for the exclusive benefit of the Grantee and/or the foregoing individuals.

(f) Effect of Termination of Non-Employee Director Status. If a Grantee ceases to be a Non-Employee Director, any outstanding stock options held by the Grantee shall be exercisable according to the following provisions:

(i) General. If a Grantee ceases to be a Non-Employee Director for any reason other than removal from the Board for cause, any outstanding stock option shall be exercisable by the Grantee (whether or not exercisable by the Grantee immediately prior to ceasing to be a Non-Employee Director) at any time prior to the expiration date of the stock option or within three years after the date the Grantee ceases to be a Non-Employee Director, whichever is the shorter period. Following the death or permanent and total disability (as defined in Section 22(e)(3) of the Code or any successor thereto) of a Grantee during service as a Non-Employee Director any outstanding stock option held by the Grantee at the time of death or permanent and total disability (whether or not exercisable by the Grantee immediately prior to death or permanent and total disability) shall be exercisable by the person entitled to do so under the Grantee’s will or, if the Grantee shall fail to make testamentary disposition of the stock option, shall die intestate or shall become permanently and totally disabled, by the Grantee’s legal representative at any time prior to the expiration date of the stock option or within three years after the Grantee’s death or permanent and total disability, whichever is the shorter period.

(ii) For Cause. If during his or her term of office as a Non-Employee Director a Grantee is removed from the Board for cause, any outstanding stock option held by the Grantee which is not exercisable by the Grantee immediately prior to such removal shall terminate as of the date of such removal, and any outstanding stock option held by the Grantee which is exercisable by the Grantee immediately prior to such removal shall be exercisable at any time prior to the expiration date of the stock option or within three months after the date of such removal, whichever is the shorter period. If a Grantee dies or becomes permanently and totally disabled, during the period when any outstanding stock options remain exercisable after ceasing to be a Non-Employee Director due to a removal for cause, any outstanding stock option shall be exercisable by the person entitled to do so under the will of the Grantee or, if the Grantee shall fail to make testamentary disposition of the stock option, shall die intestate or shall become permanently and totally disabled, by the Grantee’s legal representative at any time prior to the expiration date of the stock option or within one year after the Grantee’s date of death or permanent and total disability, whichever is the shorter period.

(g) Option Agreements. All stock options shall be confirmed by an Option Agreement which shall be executed by the Grantee and, on behalf of the Company, by the Chief Executive Officer (if other than the President), the President, or any officer of the Company or Rockland Trust that the President authorizes to sign the Option Agreement. Each Option Agreement shall contain such terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Board, in its sole discretion.

(h) Registration and Listing. The obligation of the Company to issue shares of the Common Stock under this Plan upon the exercise of stock options shall be subject to (i) the effectiveness of a registration statement under the Act with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws which may then be in effect.
8. Terms and Conditions of Restricted Stock Awards. Restricted stock awards granted under this Plan shall be subject to the following terms and conditions:

(a) Time Vesting. Shares of Common Stock issued to a Non-Employee Director in connection with a restricted stock award shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as set forth in this Plan, until the end of the following period: the lesser of (i) the fifth anniversary of the date on which the restricted stock award was granted; or, (ii) the date on which the Non-Employee Director ceases to be a Non-Employee Director for any reason other than removal from the Board for cause (the “Vesting Period”).

(b) Repurchase Right. All shares of Common Stock issued to a Non-Employee Director in a restricted stock award shall, prior to the end of the Vesting Period, be subject to repurchase by the Company (the “Repurchase Right”). The Company may exercise the Repurchase Right to repurchase from the Non-Employee Director any unvested of shares of Common Stock in any restricted stock award for the aggregate price of One Dollar ($1.00). The Repurchase Right shall lapse at the end of the Vesting Period. Shares of Common Stock issued pursuant to a restricted stock award for which the Vesting Period has not elapsed and that remain subject to a Repurchase Right shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Non-Employee Director to whom they are granted, either voluntarily or by operation of law; provided, however, such shares may be transferred (i) pursuant to a qualified domestic relations order (as defined in Rule 16b-3), (ii) by will or the laws of intestacy, or (iii) to any member of the Grantee’s Family. Any attempt to dispose of shares in a restricted stock award in contravention of the Repurchase Right shall be null and void and without effect.

Each certificate for shares of Common Stock Restricted Shares issued to a Non-Employee Director in a restricted stock award shall bear an appropriate legend referring to the Repurchase Right, together with any other applicable legends, and, upon issuance, shall be deposited by the Non-Employee Director with the Company together with a stock power and such other instruments of transfer as may be reasonably requested by the Company, duly endorsed in blank, if appropriate; provided, however, that the failure of the Company or its transfer agent to place such a legend on a certificate for such Common Stock shall have no effect on the Repurchase Right applicable to such shares.

(c) Accelerated Vesting in General. If during the Vesting Period the Non-Employee Director ceases to be a Non-Employee Director for any reason, including death or permanent and total disability as defined in Section 22(e)(3) of the Code or any successor thereto, other than removal from the Board for cause the restricted stock award shall immediately and fully vest in the Non-Employee Director or his/her heirs.

(d) Accelerated Vesting in the Event of a Change of Control or Liquidation. The restricted stock award shall immediately and fully vest in the event of a “Change of Control” or a liquidation of the Company occurs during the Vesting Period.

(e) Termination of Vesting Upon Removal from Board for Cause. If a Non-Employee Director is removed from the Board for cause during the Vesting Period, the Company may exercise its Repurchase Right during the ninety (90) day period following the date on which the Non-Employee Director was removed from the Board for cause with respect to any portion of any restricted stock award that has not yet vested.

(f) Restricted Stock Agreements. Any restricted stock award shall be confirmed by a Restricted Stock Agreement which shall be executed by the Non-Employee Director to whom they are granted and, on behalf of the Company, by the Chief Executive Officer (if other than the President), the President, or any officer of the Company or Rockland Trust that the President authorizes to sign the Option Agreement. Each Restricted Stock Agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board, in its sole discretion.

(g) Registration and Listing. The obligation of the Company to issue shares of the Common Stock under this Plan for restricted stock awards shall be subject to (i) the effectiveness of a registration statement under the Act with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws which may then be in effect.
9. General Restrictions.

(a) Investment Representations. The Company may require any person to whom a stock option or restricted stock award is granted to give written assurances in substance and form satisfactory to the Company to the effect that the person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(b) Compliance with Securities Laws. Each stock option or restricted stock award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such stock option or restricted stock award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares there under, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy any such condition.
10. Rights as a Shareholder.
      The holder of a stock option shall have no rights as a shareholder with respect to any shares covered by the stock option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her upon exercise of the stock option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date a stock certificate is issued.
      The holder of a restricted stock award shall have any and all rights of a shareholder with respect to the shares covered by a restricted stock award, subject to the restrictions set forth in this Plan and the Restricted Stock Agreement under which it was granted. Such rights include, without limitation, any rights to receive dividends or non-cash distribution with respect to such shares and the right to vote shares at any meeting of the Company’s shareholders.
11. Adjustment Provisions for Recapitalizations and Related Transactions.

(a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding stock options or restricted stock award under this Plan, and (z) the price for each share subject to any then outstanding stock options under this Plan, without changing the aggregate purchase price as to which such stock options remain exercisable.

(b) Board Authority to Make Adjustments. Any adjustments or substitutions under this Section 11 shall be made by the Board, whose determination as to such adjustments or substitutions, if any, shall be final, binding and conclusive. No fractional shares will be issued under this Plan on account of any such adjustments or substitutions.
12. Amendment of the Plan.
      Notwithstanding any other provisions of this Plan, the Board may not materially alter this Plan without shareholder approval, including any alterations to increase the benefits accrued to participants under this Plan, to increase the amount of Common Stock which may be issued under this Plan, to modify the requirements for participation under this Plan, or to include provisions in this Plan to allow the Board to lapse or waive restrictions contained in this Plan at its discretion.
      The Board may otherwise modify, amend, or terminate this Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Rule 16b-3, under National Association of Securities Dealers Rule 4350(i)(1)(A), or other applicable law, the Board may not effect the modification, amendment, or termination without shareholder approval.
      The termination or any modification or amendment of the Plan shall not, without the consent of the holder of a stock option or any restricted stock award, affect his or her rights. The Board, however, may with the consent of the person affected amend outstanding Option Agreements or Restricted Stock Agreements in a manner not inconsistent with this Plan. The Board, however, shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Option Agreement or Restricted Stock Agreement to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.
13. Effective Date and Duration of the Plan.

(a) Effective Date. This Plan shall immediately take effect once approved by the Company’s shareholders. If shareholder approval is obtained at the 2006 Annual Shareholders Meeting, this Plan shall immediately be in effect on the date of such meeting and the first stock options and restricted stock awards shall be granted on the later of (i) the third business day thereafter or (ii) the effectiveness of a registration statement under the Act with respect to the shares subject to this Plan.

(b) Termination. This Plan shall terminate upon the close of business on the day after restricted stock awards are made following the 2010 Annual Shareholders Meeting. Any stock options outstanding or unvested restricted stock awards that exist as of the termination date shall continue to have force and effect in accordance with the provisions of the any Option Agreement or Restricted Stock Agreement evidencing them.

3761-PS-06

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
INDEPENDENT BANK CORP.
THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS
The undersigned stockholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors dated March 3, 2006 (hereinafter the “Proxy Statement”), hereby appoint(s) Linda M. Campion and Tara M. Villanova, or any one or more of them, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Independent Bank Corp. to be held at the Radisson Hotel Rockland, 929 Hingham Street, Rockland, Massachusetts on Thursday, April 13, 2006, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Clerk of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.
The undersigned hereby confer(s) upon Linda M. Campion and Tara M. Villanova, and each of them, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

INDEPENDENT BANK CORP.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/indb		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.
The Board of Directors recommends that you vote “FOR” the following proposals:
1.	Election of Directors.
Whether to reelect (01) Richard S. Anderson, (02) Kevin J. Jones, (03) Donna A. Lopolito, (04) Richard H. Sgarzi, and (05) Thomas J. Teuten to serve as Class I Directors. The Nominating Committee of the Independent Bank Corp. Board of Directors recommends that you vote “FOR ALL NOMINEES”.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Independent Bank Corp. for 2006.	☐	☐	☐

3.	To approve the 2006 Independent Bank Corp. Non-Employee Director Stock Plan.	☐	☐	☐

4.	To consider and act upon any matters incidental to any of the foregoing purposes, and any other business which may properly come before the Annual Meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR ALL PROPOSALS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.

Please be sure to sign and date this Proxy Form.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: